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Exhibt 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-1 Amendment No. 1 of our report dated June 27, 2005 relating to the financial statements of Cortek, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ Pricewaterhouse Coopers LLP

Boston, MA
March 22, 2006

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CONSENT OF INDEPENDENT ACCOUNTANTS